Exhibit 99.1

MoSys Releases Preliminary Fourth Quarter 2007 Revenue Results

SUNNYVALE, Calif.--(BUSINESS WIRE)--MoSys, Inc., (NASDAQ: MOSY), a leading provider of high-density system-on-chip (SoC) memory and analog/mixed-signal intellectual property (IP), today announced that it expects total revenue for the fourth quarter ended December 31, 2007 to be approximately $2.9 million, including royalty revenue of $2.5 million. These results were lower than expected due primarily to a shortfall in licensing revenue.

Len Perham, MoSys’ President and Chief Executive Officer, will host a conference call today, January 22, 2008, at 5:00 p.m. Eastern Time (ET). Joining Perham on the call will be Jim Sullivan, MoSys’ newly appointed Vice President of Finance and Chief Financial Officer.

Analysts and investors are invited to access the live conference call using the following numbers:

Date: Tuesday, January 22, 2008
Time: 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time)
Conference Call Number: 1-888-713-4215
International Callers: 1-617-213-4867
Pass Code: 86076101

The conference call replay will be available for 48 hours beginning two hours after the call. The replay number is 888-286-8010 with a pass code of 59714039. International callers should dial 617-801-6888 and enter the same pass code at the prompt.

In addition, the audio webcast replay will be available in the investor relations section of the Company's Web site at http://www.mosys.com.

One may also pre-register their attendance for the conference call, which will enable immediate entry into the call. To pre-register, please go to: https://www.theconferencingservice.com/prereg/key.process?key= PU43GF393

(Due to its length, this URL may need to be copied/pasted into your Internet browser's address field.)

Forward-Looking Statements

This press release may contain forward-looking statements about the Company including, without limitation, benefits and performance expected from use of the Company’s 1T-SRAM and 1T-FLASH, and analog/mixed signal technologies.

Forward-looking statements are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include but are not limited to, customer acceptance of our 1T-SRAM, 1T-FLASH or analog/mixed signal technologies, the timing and nature of the license agreements being signed with our customers and their requests for our services under existing license agreements, the timing of customer acceptance of our work under such agreements, the level of commercial success of licensees’ products, ease of manufacturing and yields of devices incorporating our 1T-SRAM, our ability to enhance the 1T-SRAM technology or develop new technologies, the level of intellectual property protection provided by our patents, the expenses and other consequences of litigation, including intellectual property infringement litigation, to which we may be or may become a party from time to time, the vigor and growth of markets served by our licensees and customers and operations of the Company and other risks identified in the Company’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission, as well as other reports that MoSys files from time to time with the Securities and Exchange Commission. MoSys undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

About MoSys, Inc.

Founded in 1991, MoSys (NASDAQ: MOSY), develops, licenses and markets innovative memory and analog/mixed-signal technologies for semiconductors. MoSys' patented 1T-SRAM and 1T-FLASH technologies offer a combination of high density, low power consumption, high speed and low cost unmatched by other available memory technologies. 1T-SRAM technologies also offer the familiar, refresh-free interface and high performance for random address access cycles associated with traditional SRAMs. In addition, these technologies can reduce operating power consumption by a factor of four compared with traditional SRAM technology, making them ideal for embedding large memories in System on Chip (SoC) designs. MoSys’ licensees have shipped more than 135 million chips incorporating 1T-SRAM embedded memory technologies, demonstrating excellent manufacturability in a wide range of silicon processes and applications. MoSys’ analog/mixed-signal products feature a number of industry firsts, including the first DVD front end IP to support both Blu-ray and HD DVD formats. Using MoSys IP, system vendors can achieve best-in-class price/performance in markets such as home entertainment and graphics applications; mobile consumer devices; and networking and storage equipment. MoSys is headquartered at 755 N. Mathilda Avenue, Sunnyvale, California 94085. More information is available on MoSys' website at http://www.mosys.com.

1T-SRAM(R), 1T-FLASH(TM), and GigaCell(TM) are registered trademarks of MoSys, Inc.

CONTACT:
MoSys, Inc.
Jim Sullivan, CFO
408-731-1800
jsullivan@mosys.com
or
Shelton IR
Beverly Twing, Acct. Manager
972-239-5119, ext. 126
btwing@sheltongroup.com